As filed with the Securities and Exchange Commission on January 13, 2016.	Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NovaBay Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	68-0454536
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5980 Horton Street, Suite 550
Emeryville, CA 94608
(510) 899-8800
(Address, including zip code, of Principal Executive Offices)

2007 Omnibus Incentive Plan
(Full title of the plan)

Mark Sieczkarek
Interim Chief Executive Officer
5980 Horton Street, Suite 550
Emeryville, CA 94608
(510) 899-8800
(Name, address, and telephone number, including area code, of agent for service)

Copies to:
Abby E. Brown, Esq.

Jonathan Pavony, Esq.
Squire Patton Boggs (US) LLP
2550 M Street, Northwest

Washington, DC 20037
(202) 457-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, $0.01 par value per share	139,449 shares	$2.40	$334,678	$34.00

(1) This represents an increase in the number of shares of Common Stock of the registrant reserved for issuance under the NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan pursuant to an evergreen provision contained in Section 4(a) therein. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities that may from time to time be offered or issued resulting from any stock splits, stock dividends, recapitalizations or other similar transactions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act, based on the average of the high and low sales prices of the Registrant’s Common Stock on January 7, 2016, as reported by NYSE MKT LLC.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers a total of 139,449 shares of Common Stock, par value $.01 per share, of NovaBay Pharmaceuticals, Inc., a Delaware corporation (the “Registrant” or the “Company”), for issuance under the NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan, as amended and restated (the “Plan”). The number of shares of Common Stock available for issuance under the Plan is subject to an automatic annual increase by an amount equal to (i) four percent (4%) of the number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year or (ii) such lesser number of shares of Common Stock as determined by the Board of Directors (the “Board”). For 2016, the Board has authorized an increase of 139,449 shares of the Registrant’s Common Stock under the Plan pursuant to the evergreen provision for this fiscal year.

These shares are in addition to the 1,999,548 shares of Common Stock registered on the Company’s Form S-8 filed on November 13, 2007 (File No. 333-147334), and those shares of Common Stock previously registered pursuant to other annual evergreen provisions.

The contents of the prior Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 13, 2007, January 30, 2009, and January 22, 2010 (File Nos. 333-147334, 333-157041 and 333-164469, respectively), Post-Effective Amendments No. 1 to Registration Statements on Form S-8 filed with the Commission on June 30, 2010 (File Nos. 333-147334, 333-157041 and 333-164469), and the prior Registration Statements on Form S-8 filed with the Commission on January 31, 2011, March 29, 2012, January 14, 2013, March 7, 2014, June 16, 2014 and March 31, 2015 (File Nos. 333-171981, 333-180461, 333-185998, 333-194383, 333-196764 and 333-203109, respectively), relating to the Plan, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

This Registration Statement relates to securities of the same class as those to which the prior Registration Statements, listed directly above, relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are incorporated by reference into this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed on March 26, 2015, and amended on April 14, 2015.

2.	The Company’s Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015.

3.

The Company’s Current Reports on Form 8-K filed on March 9, 2015, March 24, 2015, April 14, 2015, May 1, 2015, May 22, 2015, June 18, 2015, July 16, 2015, October 2, 2015, October 27, 2015, November 19, 2015, December 14, 2015, December 21, 2015, January 5, 2016 and January 6, 2016.

3.	The description of the Company’s Common Stock which is contained in the Company’s Current Report on Form 8-K filed on June 29, 2010.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents. Any such information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, nor any other document or information deemed to have been furnished and not filed in accordance with Commission rules.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Squire Patton Boggs (US) LLP.

Item 6. Indemnification of Directors and Officers.

Incorporated by reference to Post-Effective Amendments No. 1 to Registration Statements on Form S-8, filed with the Commission on June 30, 2010.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8.     Exhibits.

Exhibit No.	Description of Document

4.1(1)	Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.2(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.3(3)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.4(4)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.5(5)	Amended and Restated Bylaws

5.1	Opinion of Squire Patton Boggs (US) LLP

23.1	Consent of OUM & Co. LLP

23.2	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.1)

24.1	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement)

99.1(6)	NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan, as amended

99.2(7)	Forms of agreements for use under the NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan, as amended

(1)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K (File No. 001-33678) as filed with the Commission on June 29, 2010.
(2)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K (File No. 001-33678) as filed with the Commission on June 4, 2014.
(3)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K (File No. 001-33678) as filed with the Commission on October 2, 2015.
(4)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K (File No. 001-33678) as filed with the Commission on December 21, 2015.
(5)	Incorporated by reference to Exhibit 3.2 of the Company report on Current Form 8-K (File No. 001-33678) as filed with the Commission on June 29, 2010.
(6)	Incorporated by reference to the Plan as attached to the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-33678) as filed with the Commission on April 26, 2012.
(7)	Incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1, as amended, (File No. 333-140714) as filed with the Commission on May 29, 2007.

Item 9.     Undertakings.

Incorporated by reference to the Company’s Registration Statement on Form S-8, filed with the Commission on January 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California on January 13, 2016.

NovaBay Pharmaceuticals, Inc.

/s/ Mark M. Sieczkarek

Mark M. Sieczkarek
Chairman of the Board, Interim Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned officers and directors does hereby constitute and appoint Mark M. Sieczkarek, Thomas J. Paulson and Justin Hall, and each of them, or their substitute or substitutes, as his or her true and lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute and file or cause to be filed any and all instruments, documents or exhibits which said attorneys and agents, or any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement and to any and all instruments, documents or exhibits filed as part of, or in conjunction with, this registration statement or amendments or supplements thereof, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof. In witness whereof, each of the undersigned has executed this Power of Attorney as of the dates indicated below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

/s/ Mark M. Sieczkarek	Chairman of the Board, Interim Chief Executive Officer and President (principal executive officer)	January 13, 2016
Mark M. Sieczkarek

/s/ Thomas J. Paulson	Chief Financial Officer and Treasurer (principal financial and accounting officer)	January 13, 2016
Thomas J. Paulson

/s/ Paul Li	Director	January 13, 2016
Paul Li

/s/ Paul E. Freiman	Director	January 13, 2016
Paul E. Freiman

/s/ Gail J. Maderis	Director	January 13, 2016
Gail J. Maderis

/s/ T. Alex McPherson	Director	January 13, 2016
T. Alex McPherson, M.D., Ph.D.

/s/ Massimo Radaelli	Director	January 13, 2016
Massimo Radaelli

EXHIBIT INDEX

Exhibit No.	Description of Document

4.1(1)	Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.2(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.3(3)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.4(4)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.5(5)	Amended and Restated Bylaws

5.1	Opinion of Squire Patton Boggs (US) LLP

23.1	Consent of OUM & Co. LLP

23.2	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.1)

24.1	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement)

99.1(6)	NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan, as amended

99.2(7)	Forms of agreements for use under the NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan, as amended

(1)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K (File No. 001-33678) as filed with the Commission on June 29, 2010.
(2)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K (File No. 001-33678) as filed with the Commission on June 4, 2014.
(3)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K (File No. 001-33678) as filed with the Commission on October 2, 2015.
(4)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K (File No. 001-33678) as filed with the Commission on December 21, 2015.
(5)	Incorporated by reference to Exhibit 3.2 of the Company report on Current Form 8-K (File No. 001-33678) as filed with the Commission on June 29, 2010.
(6)	Incorporated by reference to the Plan as attached to the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-33678) as filed with the Commission on April 26, 2012.
(7)	Incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1, as amended, (File No. 333-140714) as filed with the Commission on May 29, 2007.